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                                                                  Exhibit 3.1(c)

                          SEVENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PRINTCAFE SOFTWARE, INC.


         1. (a) The name of the corporation is Printcafe Software, Inc.

            (b) The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 5, 2000 and the name of the corporation was printCafe, Inc. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 2000 pursuant to which the corporation's name was changed to Prograph Systems, Inc. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 9, 2000 pursuant to which the corporation's name was changed to printCafe, Inc. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 15, 2000. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 8, 2000. The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 2000. The Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 2, 2002.

         2. Pursuant to Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Seventh Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Sixth Amended and Restated Certificate of Incorporation of the corporation as heretofore amended and supplemented.

         3. The text of the Certificate of Incorporation of the corporation as heretofore amended and supplemented is hereby amended and restated in its entirety to read as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation is Printcafe Software, Inc.


                                   ARTICLE II
                                REGISTERED AGENT

         The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

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                                   ARTICLE III
                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of stock which the corporation shall have authority to issue is One Hundred and One Million (101,000,000) shares, which shall be divided into two classes as follows:

         A. One Hundred Million (100,000,000) shares of Common Stock, the par value of each of which shares is One Hundredth of a Cent ($0.0001), amounting in the aggregate to Ten Thousand Dollars ($10,000); and

         B. One Million (1,000,000) shares of Preferred Stock, the par value of each of which shares is One Hundredth of a Cent ($0.0001), amounting in the aggregate to One Hundred Dollars ($100.00). The corporation's board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.


                                    ARTICLE V
                                    DIRECTORS

         A. The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of such total number of authorized directors as shall be fixed by, or in the manner provided in, the bylaws. The board of directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of authorized directors. Class I directors shall serve for a term ending upon the annual meeting of stockholders held in 2003, Class II directors shall serve for a term ending upon the annual meeting of stockholders held in 2004, and Class III directors shall serve for a term ending upon the annual meeting of stockholders held in 2005. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 2003, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of


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directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent directors. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation, or removal from office, and except as otherwise required by law.

         B. Except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed by the stockholders only for cause.

         C. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Seventh Amended and Restated Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this
Article V, in each case unless expressly provided by such terms.


                                   ARTICLE VI
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A. The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

         B. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         C. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.


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                                   ARTICLE VII
                             LIMITATION OF LIABILITY

         No director shall be personally liable to the corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the laws of the State of Delaware are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the corporation existing immediately prior to such repeal or modification.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         The corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law from time to time in effect. Without limiting the generality of the foregoing, the bylaws of the corporation may provide for indemnification and advancement of expenses to the corporation's officers, directors, employees, and agents on such terms and conditions as the board of directors may from time to time deem appropriate or advisable.


                                   ARTICLE IX
                             ACTION BY STOCKHOLDERS

         Effective immediately upon the corporation becoming subject to the periodic reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, with respect to any class of its capital stock:

         A. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting.

         B. The power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         C. Special meetings of the stockholders of the corporation may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized


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directorships at the time any such resolution is presented to the Board of
Directors for adoption), the chairman of the board of directors, or the chief executive officer.

                                    ARTICLE X
                                   AMENDMENTS

         Except as provided herein, from time to time any of the provisions of this Seventh Amended and Restated Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Seventh Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article X.

                                      * * *

         IN WITNESS WHEREOF, this Seventh Amended and Restated Certificate of Incorporation has been signed on the ___ day of _____, 2002, by the undersigned officer thereunto duly authorized.


                                        -------------------------------
                                        Marc D. Olin
                                        Chief Executive Officer and President




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